                                                                EXHIBIT 10.20

                         SOUND SOURCE INTERACTIVE INC.

                               IONA SOFTWARE LTD.

                   REPUBLISHING ** MARKETING ** DISTRIBUTION
                                   AGREEMENT

                  CHILDREN'S EDUCATION & EDUTAINMENT SOFTWARE
                  -------------------------------------------

This Agreement is made and entered into as of this first day of June, 1998, which supersedes the Agreement dated December 5, 1996 which was as this new Agreement is by and between:

Sound Source Interactive, Incorporated, a California Corporation, and carrying on business at:
26115 Mureau Road, Suite B
Calabasas, CA 91302-3126
United States of America
hereinafter "SSII"

and

IONA Software Limited a company incorporated in Ireland and carrying on business at:
Unit 6, IDA Enterprise Centre,
East Wall Road
Dublin 3, Ireland
hereinafter "IONA"
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                                                                          Page 2

WHEREAS:

     "SSII" is engaged in licensing, creating, developing and marketing and is the sole and exclusive owner and / or licensee of the computer software products (hereinafter "Articles") specified in Schedule "A" as attached hereto, and made a part hereof, including the documentation and operating manuals therefor;

     "SSII" proposes extending the market for the "Articles" by granting to "IONA" the right to republish, market, distribute and sell copies of the same outside the United States of America, within the countries (hereinafter "Territory") as set forth in Schedule "B", which is made a part hereof, and in accordance with conditions as set forth herein and as attached hereto;

     "IONA" is engaged in the business of republishing, manufacturing marketing, distributing and selling localized language versions of computer software and wishes to acquire from "SSII" the right to carry on such business with respect to the "Articles" as set forth in Schedule "A";

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, "IONA" and "SSII" agree as follows:

1.  GRANT OF RIGHTS / SERVICES

A. "SSII" hereby grants to "IONA" and "IONA" hereby accepts the exclusive right to republish the "Articles" (as set forth in Schedule "A") for the purpose of creating localized language versions of the "Articles" and to republish, manufacture, market, distribute, display, and sell the localized language versions throughout the "Territory" (as set forth in Schedule "B").
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B.   "SSII" shall not itself nor through agents or third parties publish, republish, manufacture, market, distribute, display or sell the localized language versions (non-English language version) in the "Territory" while this "Agreement" is in force.

C. "SSII" shall not be liable to "IONA" for any loss or damage incurred as a result of any unauthorized republishing, manufacturing, marketing, distribution, displaying or of "Articles" in the "Territory" during the term of this "Agreement".

D. "SSII" grants to "IONA" the right to make such adaptations (pending original licensor approval) to the "Articles" as are necessary to develop localized language versions of them and allow "IONA" to exercise its rights under paragraph (a) and without prejudice to the generality of the foregoing the right to use disks, manuals, CD's and read only memories and the right to translate the "Articles" into any language approved by "SSII" as listed in and in accordance with Schedule "A" and "B" of this "Agreement" or as incorporated herein by amendment hereto. However, in exercising its rights herein, "IONA" is not authorized to make any changes to the function or content audio and / or visual) of the "Articles" without the written consent of "SSII".

E.   "SSII" does NOT grant to "IONA" ANY rights under paragraph (I-A) to publish, republish, manufacture, market, distribute, sale, nor in any way use the "Articles" through-sharing services or networks unless pre-approved by "SSII".
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                                                                          Page 4

F. As and when "SSII" develops new software products and chooses to have them sold in the languages and in the "Territory" as listed in Schedule "B", "IONA" is hereby granted right of first refusal and shall have sixty (60) days from receipt of an "SSII" Beta CD to exercise such right of first refusal. That period can be extended to ninety (90) days if requested in writing by "IONA" then agreed to in writing by "SSII" to accept such offer. Should "IONA" accept any or all such further software product, it shall be regarded as a constituent part oft his "Agreement" and added by amendment hereto and incorporated into the schedules herein accordingly.

2.   TERM

A. This "Agreement" shall commence on July 1, 1998 and shall endure for a period of thirteen (13) months through July 31, 1999 (the "Term"), subject always to prior termination as herein specified and subject to continued effectivity of "SSII"s" licensed properties.

B. Both parties shall use their best efforts to reach a mutual agreement on any disputes, controversies or differences which may arise between the parties, out of or in connection with this Agreement.

C Notwithstanding 2. A., either party may terminate this Agreement without cause by giving ninety (90) day written notice to the other party. If such notice is given by "SSII", "IONA" shall have a ninety (90) day sell off period for all existing "SSII" licensed inventory and all work in progress (W.I.P.) inventory.
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                                                                          Page 5

MASTER DISK & TECHNICAL INFORMATION

A. "SSII" shall forthwith upon execution of this Agreement furnish "IONA" with one master disk of the "Article" and reproducible copies of all available file maintenance documentation, drawings, data, upgrade and "bug" lists that are necessary to enable "IONA" to republish, manufacture, market, distribute, sell and support the Articles", including but not limited to the information contained in Schedule "C" "Master Disk & Technical Information", as attached hereto.

B. "SSII" shall keep "IONA" fully informed of and issue "IONA" with any changes, additions or modifications to the master disk and to such documentation, drawings, data upgrade- and "bug " lists that have affect on marketing, operations, performance, cost or support by furnishing "IONA" with one reproducible copy of the modified master disk, within a fortnight (14 days) of release of such revisions by "SSII".

C. "SSII" shall offer limited technical support of owner's (Rhode Island Soft Systems, Digital Media, Inc. and Way Forward Technologies) "Source Code".

4.   LICENSE FEE

A. "IONA" agrees to pay "SSII" the Republishing Fee as set forth in Schedule "E" and made a part hereof as the same may be amended from time to time by mutual agreement between the "SSII" and "IONA". The republishing fee will be a percentage of "Net Sales."
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                                                                        Page 6

B. The term "Net Sales" shall mean all moneys billed or billable by "IONA," from the exercise of its rights to distribute and sell licensed "Articles" in the "Territory" before any allowances or discounts which have been deducted from the normal selling price, inclusive of interest, monetary correction, and any other payment charges whatsoever, less the following items only:

     (i) any sales, excise or value added taxes, which are separately stated, and which are required to be collected from customers as part of net sales, and which are payable to taxing authorities; and
     (ii) actual returns; and
     (iii) actual quantity discounts; and
     (iv) the actual cost of any premium purchased for inclusion in a "bundle" with another "Article" and
     (v) excluding freight, (if separately invoiced).

C. It is specifically understood and agreed that no deduction may be made for any bad debts, or any reserves therefor, any manufacturing costs, importing costs, selling costs, advertising costs, any real estate taxes, business license taxes, net income taxes, franchise taxes, withholding taxes or any other taxes not billed as part of net sales.

D. "Net Sales" shall not include any sales by "IONA" or its 'affiliated companies to itself or its affiliated companies, the primary purpose of which is the transfer of "Articles" for eventual resale. Republishing Fees as a result of such sales shall be based upon and paid when the "Article" is ultimately sold to the distributor, retailer, consumer or other unaffiliated third party.
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                                                                         Page 7

E "IONA" will pay all taxes, customs, duties, assessments, excise except as provided in 4-B (i), and other charges levied upon the importation of or assessed against the "Article" under this "Agreement," as well as all "IONA's" costs of doing business and "SSII" shall have no liability therefor.

F. It is a material term and condition of this "Agreement" that "IONA" report net sales on a country-by-country and title-by-title basis. In the event "IONA" fails to do so, "SSII" shall have the right to terminate this "Agreement," in accordance with the provisions herein.

G. "IONA" shall account to "SSII" the Republishing Fee by making payment in accordance with Schedule "E" which is made a part hereof.

5.   INDEMNIFICATIONS:

A. "SSII" hereby indemnifies "IONA" and shall hold it harmless from any loss, liability, damage, cost or expense arising out of any claims or suits which may be brought or made against "IONA" by reason of the breach by "SSII" of the warranties or representations as set forth herein.

B. "IONA" hereby indemnifies and agrees to hold "SSII" and its agents, servants, employees, officers and directors harmless from any loss, liability, damage, cost or expense arising out of any claims or suits which may be made against "SSII" by reason of or alleging any unauthorized or infringing use by "IONA" of any patent, process, trade secret, copyright or other similar property in connection with the "Articles" or the Trademarks covered by this
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                                                                          Page 8


     "Agreement" or by reason of any alleged defects (design, manufacturing, handling or other).

6.   APPROVALS / QUALITY / SAMPLES:

A. "IONA" agrees that the "Articles" as well as all packaging, labels, press releases, advertising, promotion display or other material prepared in connection with the "Articles" ("Collateral Materials"), shall be of the highest standard and quality and shall ensure that all "Articles" and the distribution thereof, comply with all applicable laws throughout the "Territory".

B. "IONA" shall submit to "SSII" and "SSII" shall have absolute approval of all republished "Articles" and all "Collateral Materials" at all relevant stages of development and application thereof. "IONA" may not republish, manufacture, market, display, distribute or sell any "Articles" until and unless "IONA" has received "SSII"s" prior written approval. The terms of this paragraph shall be deemed material to the "Agreement".

C. In the event "IONA" is not the manufacturer of the "Articles", "IONA" shall be subject to the prior written approval of "SSII and its Licensor(s), (which approval shall not be unreasonably withheld), entitled to utilize a third party manufacturer in connection with the manufacture and production of the "Articles" provided that such manufacturer shall execute a letter in the form of Exhibit 1 attached hereto and by this reference made a part hereof. In such event, "IONA" shall remain primarily obligated to "SSII"
     and its Licensor(s) under all of the provisions of this "Agreement". In no event shall any such authorization include the right to grant any additional authorization or any sublicense whatsoever.
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                                                                          Page 9


D.   Any submission not expressly approved in writing by "SSII" within fourteen
     (14) days after submission shall be deemed disapproved. "SSII" will provide "IONA" with written reasons for its disapproval. All such material submitted by "IONA" to "SSII" shall be at "IONA's" expense.

E. "IONA" shall supply "SSII" with twenty-five (25) samples of each Article in each localized language produced, at the time of first distribution. A Republishing Fee shall not be payable on such samples. "SSII" may purchase additional samples (for promotional purposes) as reasonably necessary at "IONA's" actual cost.

F. "SSII" may purchase from "IONA" localized language version of "Articles" as authorized and produced here under at actual cost, for direct sale within the United States of America, its Territories, Commonwealth Nations and Free Associated States.

7.   COPYRIGHT AND TRADEMARK

A. All ownership of copyrights and trademarks in "Articles" republished hereunder, as well as all artwork, packaging, copy, literary text, advertising material of any sort, shall be in such names and all such items shall bear copyright and trademark notices and any other legal notices as "SSII" directs.

B. "IONA" shall furnish all applicable notices and markings as appropriate and as otherwise required by local governments within the "Territory."

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                                                                        Page 10

8.   RESERVATION OF RIGHTS:

A. All rights of "SSII" not expressly granted herein to "IONA" are hereby expressly reserved by "SSII" or its designees without restriction.

B. "IONA" acknowledges that the right to republish as granted herein, does not include any right, title, or interest in or to the Proprietary Subject Matter nor to any copyrights, patents, and / or trademarks therein or associated therewith.

C. "IONA" acknowledges that this Agreement relates solely to the Proprietary Subject Matter. "IONA" is not, by virtue of this Agreement acquiring any right whatsoever in any motion picture or television production or other endeavor which is based upon, derivative of, or otherwise related to the Proprietary Subject Matter, including without limitation, remakes, sequels, sound recordings, publications, or copyrights and / or trademarks in the Proprietary Subject Matter.

D. With respect to the Proprietary Subject Matter, "SSII" reserves unto itself and / or its designees the right to manufacture, sell, advertise, promote, display and otherwise exploit software product similar and / or identical to the "Articles" outside "Territory."
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                                                                         Page 11

9. UNDERTAKINGS by "SSII"

A. "SSII" shall respond to requests from "IONA" for end user software support in accordance with the level of support specified in Schedule "D" as attached hereto and incorporated herein. For such purposes "SSII" shall employ and maintain employment of suitably qualified personnel (English speaking only) to operate an efficient call control desk during normal office hours of 0730 to 1700, Pacific Standard or Daylight Saving Time, Monday through Friday inclusive, excluding public holidays as celebrated in the United States of America.

B. "SSII" shall prepare, compile, maintain and update the master disks and related documentation at its own cost to enable "JONA" to satisfactorily develop localized language versions and to market, distribute, sell and / or otherwise support the "Articles"in accordance with the terms of this Agreement and to provide "IONA" with such documentation or sufficient access thereto or to the appropriately qualified personnel for such purposes.

C "SSII" shall satisfactorily resolve any defect in the "Article" and for such purpose shall forthwith take all such action and / or make available all such facilities to rectify the defect. This only extends to operation on systems as used in the USA. Any factors unique to other nations is the responsibility of "IONA" to adjust or compensate for.

D "SSII" shall provide "IONA" at mutually agreed intervals or at such reasonable times or at the request of "IONA" with information concerning "Articles", enhancements, current developments, support and any changes relating to ultimate users, customers and activities of competitors and such other matters and information in any way relating to the constructive performance of this "Agreement".
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                                                                         Page 12

E "SSII" warrants that the "Articles" are reliable and robust for the purposes of marketing, is not-infringing on third party intellectual property rights and complies with all rules and regulations laid down by any society, institution or other body to which the "Articles" may relate and that "SSII" shall continually reflect any changes required by such societies, institutions or bodies.

F. "SSII" warrants to "IONA" that each master disk of the software issued to "IONA" upon execution hereof or from time to time hereafter shall be free from such faults, defects, "bugs" or inadequacies as would restrict "IONA" from marketing and / or supporting the "Articles".

G. "SSII" agrees that within a period of five (5) working days from notification of the same and in any other case, as soon as possible, to rectify or replace free of charge a Master Disk of an "Article" found faulty, defective or inadequate, upon receipt of "IONA", and shall forthwith replace each such master disk of the "Article" with one incorporating appropriate corrections.

10. MUTUAL UNDERTAKINGS of "SSII" and "IONA"

It is mutually understood and agreed that neither "SSII" nor "IONA" shall incur any liability on behalf of the other or in any way to pledge to the others credit or accept any order or make any contract binding upon the other without obtaining prior written consent.
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11.  UNDERTAKINGS by "IONA":

A. "IONA" agrees to use its best efforts and optimum abilities in its endeavors to republish, manufacture, market, distribute and sell copies of the "Articles" and generally to market the "Articles" in a form which at least meets the same standards of quality as that established by "SSII" in the original "SSII" released product.

B. "IONA" agrees to support the "Articles" in good operational order to such standards as are generally accepted throughout the PC software application industry.

C. "IONA" agrees not to market or deal with the "Articles" in any way with any party so as to bring the "Article" or its name nor "SSII"s" name into disrepute or in which would otherwise affect the marketability of the "Article."

D    "IONA" agrees to maintain and retain complete and
     accurate books and records relating to any obligation
     assumed by "IONA" under this "Agreement." "SSII" or its
     designee through the use of a certified public accountant, upon two weeks prior notice and during the term of this
     "Agreement" and for two years following the expiration
     or termination, to inspect and examine and make copies
     'of such books, records, and correspondence, as "SSII" may deem appropriate to determine the accuracy of account
     ings and reports made pursuant to this "Agreement." All
     accountings and reports made pursuant to the "Agreement"
     and all accountings and reports rendered by
     "IONA" under this "Agreement" shall be deemed "binding"
     unless objected to in writing by "SSII" within two years
     of the statement's being rendered.
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                                                                         Page 14

12. LIABILITY:

"SSII" shall not be liable to "IONA" or any other person for loss or damage arising directly in connection with the "Article" developed by "IONA" or any modification, variation, enhancement or upgrade thereof, and any documentation, manual or training relating thereto.

13. COPYRIGHTS:

"SSII" agrees to protect and save harmless and defend at its own expense "IONA" from and against any and all claims of infringement of copyrights, patents, trade marks, industrial designs or other property rights issued under the laws of any country affecting the "Article."

14. CONFIDENTIAL INFORMATION:

The parties have imparted and may from time to time impart to the other certain confidential information relating to the "Article," successor "Article" or other software, marketing or support thereof including specifications and copyright manuals therefor.

Each party hereby agrees that it will use such confidential information solely for the purposes of this Agreement and that it shall not disclose, whether directly or indirectly, to any third party such information other than as required to carry out the purposes of this Agreement.

Where disclosure is essential, such party will prior to any disclosure obtain from such third parties duly binding agreements to maintain in confidence the information to be disclosed to the same extent at least as the parties are so bound hereunder.
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15. EXPIRATION or TERMINATION of "AGREEMENT":

A. Notwithstanding any other provisions herein contained, this Agreement may be terminated by notice in writing from the non- breaching party if any of the following events shall occur: (1) If the other party shall commit any act of bankruptcy, shall have a receiving order made against it, shall make or negotiate for any composition or arrangement with or assignment for the benefit of its creditors or present a petition or have a petition presented by a creditor for its winding up or shall enter into any liquidation (other than for the purpose of reconstruction or amalgamation), shall call a meeting of its creditors, shall have a receiver of all or any of its undertakings or "assets appointed, shall be unable to pay its debts, shall cease to carry on business or avail of any debtor relief law; (2) If the other party shall at any time be in default under this Agreement and shall fail to remedy such default within thirty (30) days from receipt of notice in writing specifying such default.

B. If any such event referred to in (1) or (2) above shall occur, termination shall become effective forthwith or on such later date set forth in such notice.

C. In the event "SSII" commits a material breach of this "Agreement", "SSII" shall reimburse "IONA" 50% of the Localization costs expended to the date of termination if termination date is within the first six (6) months of the effectivity date of this "Agreement".
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                                                                         Page 16

D. In the event "IONA" does not commence in good faith to republish, manufacture, market, distribute, and sell each "Article" throughout the "Territory" and on or before the Marketing Date specified in Schedule "B" (page 1) "IONA" shall, by default, forfeit that specific nation(s) as an authorized "Territory" which or wherein "IONA" fails to meet said marketing date requirements.

E. "IONA" agrees to use its best efforts to republish manufacture, distribute and sell the "Articles" throughout the Territory, specifically, it shall:
     (i) Republish, manufacture, distribute and sell "Articles" in such price and quality brackets as are required to meet competition by manufacturers of similar articles;
     (ii) Make and maintain adequate arrangements for the distribution of the "Articles" throughout the "Territory;"
     (iii) Will not deliver or sell "Articles" outside the "Territory" or knowingly sell "Articles" to a third party for delivery outside the "Territory."

F. This "Agreement" may be terminated without cause by either party by giving ninety (90) days written notice to the other party. Sell-off period will not be effected by the exercise of such termination rights.

G.   "SSII" shall have the right to terminate this "Agreement"
     without prejudice to any right which it may have in the
     promises, whether in law, or in equity, or otherwise, upon the occurrence of any one or more of the following events
     (herein called "defaults"):
     (i) If "IONA" defaults in the performance of any of its
     obligations provided for in this "Agreement;" or
     (ii) If "IONA" shall fail to make any payment due
     hereunder on the date due; or
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                                                                         Page 17

     (iii) If "IONA" fails to deliver any of the statements herein referred to or to give access to the premises and / or records pursuant to the provisions hereof to "SSII"s" authorized representatives for the purposes permitted hereunder, and such failure shall continue for ten (10) days after written notice thereof is sent by "SSII" to "IONA;" or
     (iv) If any governmental agency finds that the "Articles" produced by "IONA" are defective in any way, manner or form; or
     (v) If "IONA" shall republish, manufacture, sell or distribute, whichever first occurs, any of the "Articles" without the prior written approval of "SSII" as provided herein; or
     (vi) If "IONA" has made a material misrepresentation or has omitted to state a material fact necessary to make the statements misleading.

16. RENEWABILITY:

Ten days prior to the expiration of this Agreement, the parties shall have completed negotiations in good faith with a view to its renewal.

17. FORCE MAJURE:

"IONA" shall be under no liability to "SSII" in any way whatsoever for destruction, damage, delay or any other matters of the nature whatsoever arising out of war, rebellion, civil commotion, strikes, lock-outs and industrial disputes, fire, explosion, earthquake, act of GOD, flood, drought or bad weather, the unavailability of delivers or supplies or requisitioning or other act or order by any
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                                                                         Page 18

government department, council or other constituted body that could not have been reasonably foreseen by a reasonably prudent business officer in the 'Territory".

18. ASSIGNMENT:

This "Agreement" is NON-ASSIGNABLE without the prior written consent of "SSII", nor shall this "Agreement" inure to any other company in the event "IONA" amalgamates or is incorporated by another, without "SSII's" written approval.

19. NOTICES:

Any notice required or permitted under the terms of this Agreement or required by statute, law or regulation shall (unless otherwise provided) be in writing and shall be delivered in person, sent by registered- mail or by DHL or Federal Express, properly posted and fully pre-paid in an envelope properly addressed or to such other address as may from time to time be designated by notice hereunder. Any such notice shall be in the English language and shall be considered to have been given at the time when actually delivered, or in any event within fourteen (14) days after it was mailed in the manner as herein provided.

20. AGREEMENT:

This Agreement supersedes any arrangements, understandings, promises or agreements made or existing between the parties hereto prior to or simultaneously with this Agreement and constitutes the entire understanding between the parties hereto. Except as otherwise provided herein, no addition, amendment to or modification of this Agreement shall be effective unless it is in writing and signed by and on behalf of both.
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21. HEADINGS:

The headings of the paragraphs of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

22. SEVERABILITY:

In the event that any of these terms, conditions or provisions shall be determined invalid, unlawful or unenforceable to any extent such term, condition, or provision shall be severed from the remaining terms, conditions and provisions which shall continue to be valid to the fullest extent permitted by law.

23. LAW:

The parties hereby agree that this Agreement and the provisions hereof shall be construed in accordance with U.S. law and it is agreed that the Courts of California, in and for the County of Los Angeles, have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year as herein set forth at the effectivity date.

SIGNED for and on behalf of "SSII"


_____________________________                             _____________

SIGNED for and on behalf of "IONA"


_____________________________                             _____________
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                                                                         Page 20

"SSII" - "IONA"                                             EXHIBIT I
                                                           ----------

Sound Source Interactive, Inc.
Attn.: Legal Compliance Section
2985 E. Hillcrest Drive, Suite A
Westlake Village, CA 91362

Gentlemen:

     This letter will serve as notice to you that pursuant to Paragraph 6-C of the Agreement dated June 1, 1998 between you and IONA Software Ltd., we have been engaged as the manufacturer for IONA Software in connection with the manufacture of the "Articles" as defined in the aforesaid Agreement. We hereby, acknowledge we are cognizant of the terms and conditions set forth in said Agreement and hereby, agree to observe those provisions of said Agreement which are applicable to our function as manufacturer of the "Article (s)". It is understood that this engagement is on a royalty free basis. We further agree that we shall have no right to manufacture, sell or utilize the "Articles" or Trademarks to advertise, promote or publicize ourselves or such manufacture in any, manner of form.

     We understand that our engagement as the manufacturer for "IONA" is subject to your written approval. We request, therefore, that you sign in the space below, thereby showing your acceptance of our engagements as aforesaid.

Very truly yours,
( manufacturer )

By-:      ____________________                    _____________________
          Signature                               date

          ____________________                    _____________________
          print name                              phone / fax

_____________________________________________________________________
address

AGREED TO AND ACCEPTED BY:
SOUND SOURCE INTERACTIVE, INC.

_______________________________                   ________________
signed                                            date

AGREED TO AND ACCEPTED BY:
"PRIMARY LICENSOR"

_______________________________                   ________________
signed                                            date
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                                                                        Page A-1

SCHEDULE "A"                        "Articles"
--------------                      ----------

Titles of the computer software referred to in the "Agreement" as the "Articles" and as set forth herein below made a part of and incorporated into the "Agreement" as follows:

MOVIEBOOK - TITLE:
------------------

BABE: A LITTLE PIG GOES A LONG WAY
FREE WILLY 2
THE LAND BEFORE TIME
AN AMERICAN TAIL
ALL DOGS GO TO HEAVEN II


ACTIVITY CENTER - TITLE
-----------------------

THE LAND BEFORE TME
CASPER: A SPIRITED BEGINNING


LEARNING ADVENTURE - TITLE
--------------------------

LOST IN SPACE
THE LAND BEFORE TIME - MATH ADVENTURE

                                                                        Page B-1

SCHEDULE "B"                               "Language & Territories"
------------                               ------------------------


"LANGUAGE:"

"Articles" licensed and approved by "SSII" to be developed and manufactured by "IONA" in the Localized Languages as set forth herein below ONLY, is made a part of and is incorporated into the "Agreement" as follows:

French                      Spanish

Swedish                     Italian

Danish                      Japanese

German                      Portuguese

Dutch                       Norwegian

Finnish


MARKETING DATE:

"IONA" shall republish, manufacture, distribute and commence the marketing, throughout the "Territory" of 90% of the "Articles" (titles and languages) not later than December 31, 1998. Sequence of titles and languages selection shall be in accordance with "IONA's" own sound business judgment If "IONA" fails to commence marketing and distribution of "Articles" in any country of or substantial portion of the "Territory", "SSII", in addition to any another other remedies available to it hereunder, may, by giving 'written notice thereof to "IONA", to terminate the license granted hereunder With respect to such "Articles" within such portion of the "Territory". Notice shall be effective thirty (30) days after being given.

                                                                        Page B-2
"TERRITORY"

"SSII" authorizes the "Localized Language" version of "Articles to be distributed for sale by "IONA" in the following countries, which constitute the "Territory It as referred to herein and is incorporated into and made a part of the "Agreement":

1.   European nations of

France              Spain               Portugal            Italy
Germany             Netherlands         Belgium             Denmark
Norway              Sweden              Finland             Iceland

                 in Localized non-English language version only

2.   South American nations / products are limited to:

BABE                     FREE WILLY 2
----                     ------------
Brazil                   Brazil
Argentina                Argentina
Chile                    Chile
Colombia                 Colombia
Bolivia                  Bolivia
Ecuador                  Ecuador
Peru                     Peru

CASPER                   LBT A/C
------                   -------
Brazil                   Brazil
Argentina                Argentina
Chile                    Chile
Colombia                 Colombia
Bolivia                  Bolivia
Ecuador                  Ecuador
Peru                     Peru

Product - by - Product / Country - by - Country basis in Localized non-English language version only

                                                                        Page B-3


Asian nations:

Product - by - Product / Country - by - Country basis

in Localized non-English language version only

Japan: MovieBooks only.

                                                                        Page C-1

SCHEDULE "C"   "MASTER DISK & TECHNICAL INFORMATION"
------------

"SSII" will supply to "IONA" information on:

1.   Program files on disk;

     Where the files are to be found; menu files and control programs.

2.   Data files on disk;

     Where the files are to be found; their structure, e.g. records, fields, characters (enough information to enable "IONA" to access the data)

3.   Interaction of program / data files

4. Utility programs / recovery programs to look at data files; for the reconstruction of data / records and executables.

      A.       Bug list on current release and updates

      B.       Documentation

      C.       Information on future plans / development

                                                                        Page D-1


SCHEDULE "D"     "Support Level"
-----------------

A. Call Control Desk (0730 to 1700 M-F)

B. Rhode Island Soft Systems Technical Support

C. Digital Media International

D. Way Forward Technologies

E. Other

                                                                        Page E-1

SCHEDULE "E"               "Republishing Fee & Payment"
------------

All payment to "SSII" shall be in United States Dollars, although the computation of revenues will be in local currencies.

1.   Republishing Fee

     A. Royalty for the first one hundred and twenty days (0- 120) from the date of release of each localized SKU shall be 25% of Net Sales or S3.00 per unit, which ever is greater.

B. Royalty for each localized SKU that has been released for over one hundred and twenty (120 +) days shall be 25% of Net Sales or $2.00 per unit, which ever is greater.

C. Royalty for each localized SKU that has been released for over two hundred and ten days (210 +) shall be 25% of the Net Sales or S1.50 per unit, which ever is greater.

2.   Republishing Fee shall be payable

No later than twenty days after the close of the calendar quarter in which product is sold by "IONA" in the format set forth on page E-2 hereof. All payments to "SSII" shall be in United States Dollars, although the computation of revenues will be in local currencies.

Payments shall be made via 'Wire Transfer":

3.   Reporting & Report Format:

Reports are due quarterly, per "Article" / per Language, whether or not a Republishing Fee is due. The Reports shall be on a title-by-title, country by country basis..

Report format shall be the same as that set forth on page E-2.

                                                                        Page E-2

SCHEDULE  "E"
-------------

PRODUCT:  BABE: A LITTLE PIG GOES A LONG WAY
          ----------------------------------


COUNTRY                  QTY SOLD                            $US
-------                  --------                            ---

Br  BRAZILIAN
--------------------------------------------------------------------------------
DK  DANISH
--------------------------------------------------------------------------------
N   DUTCH
--------------------------------------------------------------------------------
K   FINNISH
--------------------------------------------------------------------------------
F   FRENCH
--------------------------------------------------------------------------------
G   GERMAN
--------------------------------------------------------------------------------
T   ITALIAN
--------------------------------------------------------------------------------
J   JAPANESE
--------------------------------------------------------------------------------
H   NORWEGIAN
--------------------------------------------------------------------------------
Po  PORTUGUESE
--------------------------------------------------------------------------------
E   SPANISH
--------------------------------------------------------------------------------
S   SWEDISH